4: Exhibit 23

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Gables Residential Trust on Form S-8 of our report dated March 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the impact of the adoption of Statement of Financial Accounting Standards No. 144) appearing in the Annual Report on Form 10-K of Gables Residential Trust for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 27, 2003